Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2015 THIRD QUARTER RESULTS AND AFFIRMS 2015 GUIDANCE

MORRISTOWN, NJ, OCTOBER 27, 2015 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a leading global owner and operator of Energy-from-Waste ("EfW") infrastructure, reported financial results today for the three and nine months ended September 30, 2015.

Three Months Ended September 30,
	2015	2014
(Unaudited, $ in millions, except per share amounts)
Revenues	$ 422	$ 414
Net Income	$ 34	$ 7
Adjusted EBITDA	$ 139	$ 135
Free Cash Flow	$ 107	$ 104
Adjusted EPS	$ 0.22	$ 0.26

Q3 2015 Summary

•	EfW operations and production metrics in line with expectations

•	Completed two additional environmental services acquisitions

•	Achieved another record quarter of profiled waste revenue

•	Commenced operations of ferrous metals processing facility in Fairless, PA

•	Currently undergoing performance testing at Durham-York EfW facility; expect commencement of profitable commercial operations in Q1 2016

•	Established Continuous Improvement working group and launched initial projects

“We had another strong operational quarter, maximizing plant production and continuing to execute on our strategic initiatives,” stated Stephen J. Jones, Covanta’s President and CEO.  “I’m very pleased with the team’s engagement as we focus on the fundamentals of our business. In terms of growth, the acquisitions in the Environmental Solutions group allow us to further expand our suite of service offerings to our clients and increase the value of the waste we bring into our facilities. In addition, our new regional metal processing facility will help us to produce a higher value product while giving us new options for marketing and transporting material in response to very difficult market conditions.”

Third Quarter Results
For the three months ended September 30, 2015, total revenue increased by $8 million to $422 million from $414 million in the same period of 2014, primarily as a result of the New York City Marine Transfer Station (MTS) contract and environmental service acquisitions.

Same store North America EfW revenue decreased by $10 million, with factors including:

•
waste and service revenue increased $6 million, primarily driven by a $6 million increase related to higher pricing and $2 million of other revenues, which was offset by $2 million of lower volume due to maintenance;

•	energy revenue decreased by $5 million driven by a $4 million decline due to lower energy market prices and a $1 million decline related to volume; and

•	recycled metals revenue decreased by $11 million, driven by lower recycled metals pricing.

Also within North America EfW waste and service revenue, contract transitions, including lower debt service revenue, declined by $5 million, which was offset by a $2 million increase related to transactions.

North America Non-EfW waste and service revenue increased by $27 million, primarily due to the ramp-up of the New York City MTS contract and contribution from newly acquired environmental service operations. Non-EfW energy revenue decreased by $9 million, driven primarily by economically dispatching a biomass facility.

Excluding write-offs in 2014 (1), operating expenses increased by $4 million to $351 million. The net year-over-year increase consisted of the following:

•
North America EfW plant operating expenses increased by $6 million, driven by a $2 million increase in scheduled plant maintenance expense due primarily to the new operating contract at the Pinellas County EfW facility and $3 million of additional expense related to the adoption of a new accounting standard;

•
a $6 million increase in non-EfW plant operating expenses, primarily related to the start-up of the New York City MTS contract and the environmental service acquisitions, partially offset by economically dispatching a biomass facility;

•	a $6 million decrease in general and administrative expenses, primarily due to one-time costs incurred in 2014 to implement cost savings initiatives; and

•	a $1 million decrease in other operating expenses, primarily related to lower construction expense.

Excluding write-offs in 2014 (1), operating income increased by $4 million to $71 million in the third quarter due to the revenue and cost items described above.

Adjusted EBITDA increased by $4 million on a year-over-year basis to $139 million. Adjusted EBITDA was benefited by a reduction in the accrual for employee incentive compensation in 2015, as well as higher waste pricing and the New York City MTS contract, which were partially offset by lower energy and metals market prices and the impact of contract transitions.

Free Cash Flow increased by $3 million to $107 million, primarily as a result of higher Adjusted EBITDA as discussed above and lower maintenance capital expenditures.

Adjusted EPS decreased by $0.04 to $0.22 driven primarily by a higher effective tax rate, partially offset by higher equity income.

(1) Q3 2014 includes net write-offs of $48 million. For additional information, see Exhibit 4-Note (a) of this press release.

Shareholder Returns
During the quarter, the Company declared a regular cash dividend of $0.25 per share, totaling $34 million.

2015 Guidance
The Company has affirmed its guidance for 2015 for the following key metrics:

(In millions)

Metric	2014 Actual	2015 Guidance Range
Adjusted EBITDA	$ 474	$ 420 - $ 460
Free Cash Flow	$ 240	$ 130 - $ 170

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Wednesday, October 28, 2015 to discuss its third quarter results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 1-866-605-3852. If calling outside of the United States and Canada, please dial 1-412-858-4600. Please request the “Covanta Holding Corporation call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) November 4, 2015. To access the replay, please dial 1-877-344-7529, or from outside of the United States 1-412-317-0088 and use the replay conference ID number 10073716. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. The Company's 45 Energy-from-Waste facilities provide communities and businesses around the world with environmentally sound solid waste disposal by using waste to generate clean, renewable energy. Annually, Covanta's modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power one million homes and recycle approximately 500,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contacts
Alan Katz
1.862.345.5456

IR@covanta.com

Media Contact
James Regan
1.862.345.5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited) (In millions, except per share amounts)
Operating revenue
Waste and service revenue	$283	$252	$805	$760
Recycled metals revenue	16	26	49	72
Energy revenue	108	120	319	350
Other operating revenue	15	16	40	65
Total operating revenue	422	414	1,213	1,247
Operating expense
Plant operating expense	260	248	849	798
Other operating expense	18	19	55	66
General and administrative expense	20	26	71	73
Depreciation and amortization expense	50	51	148	157
Net interest expense on project debt	3	3	10	8
Net write-offs(a)	—	48	24	64
Total operating expense	351	395	1,157	1,166
Operating income	71	19	56	81
Other expense
Interest expense	(31)	(30)	(92)	(92)
Non-cash convertible debt related expense	—	—	—	(13)
Loss on extinguishment of debt	—	—	(2)	(2)
Other expense, net	—	—	(1)	—
Total other expense	(31)	(30)	(95)	(107)
Income (loss) before income tax (expense) benefit and equity in net income from unconsolidated investments	40	(11)	(39)	(26)
Income tax (expense) benefit	(11)	16	19	24
Equity in net income from unconsolidated investments	5	2	11	5
Net Income (Loss) Attributable to Covanta Holding Corporation	$34	$7	$(9)	$3

Weighted Average Common Shares Outstanding:
Basic	132	130	132	130
Diluted	134	131	132	131

Earnings (Loss) Per Share:
Basic	$0.26	$0.05	$(0.07)	$0.02
Diluted	$0.25	$0.05	$(0.07)	$0.02

Cash Dividend Declared Per Share:	$0.25	$0.25	$0.75	$0.61

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$69	$84
Restricted funds held in trust	108	105
Receivables (less allowances of $7 and $6, respectively)	300	299
Deferred income taxes	45	29
Prepaid expense and other current assets	105	102
Assets held for sale	101	94
Total Current Assets	728	713
Property, plant and equipment, net	2,632	2,608
Restricted funds held in trust	133	91
Waste, service and energy contract intangibles, net	291	314
Other intangible assets, net	39	17
Goodwill	301	274
Investments in investees and joint ventures	11	13
Other assets	181	176
Total Assets	$4,316	$4,206
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$5	$5
Current portion of project debt	35	35
Accounts payable	55	33
Accrued expense and other current liabilities	249	306
Liabilities held for sale	23	26
Total Current Liabilities	367	405
Long-term debt	2,223	1,968
Project debt	187	190
Deferred income taxes	719	743
Waste, service and other contract intangibles, net	15	19
Other liabilities	177	97
Total Liabilities	3,688	3,422
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 and 136 shares, respectively; outstanding 133 and 133 shares, respectively)	14	14
Additional paid-in capital	811	805
Accumulated other comprehensive loss	(30)	(22)
Accumulated deficit	(169)	(15)
Total Covanta Holding Corporation stockholders equity	626	782
Noncontrolling interests in subsidiaries	2	2
Total Equity	628	784
Total Liabilities and Equity	$4,316	$4,206

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Nine Months Ended September 30,
	2015	2014
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net (loss) income	$(9)	$3
Adjustments to reconcile net (loss) income to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	148	157
Net write-offs (a)	24	64
Loss on extinguishment of debt	2	2
Non-cash convertible debt related expense	—	13
Stock-based compensation expense	15	15
Deferred income taxes	(22)	(17)
Other, net	(2)	12
Change in restricted funds held in trust	14	14
Change in working capital, net of effects of acquisitions	(16)	1
Net cash provided by operating activities from continuing operations	154	264
Net cash provided by operating activities from discontinued operations	—	1
Net cash provided by operating activities	154	265
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(267)	(152)
Change in restricted funds held in trust	(64)	(20)
Acquisition of business, net of cash acquired	(70)	(13)
Acquisition of noncontrolling interest in subsidiary	—	(12)
Other, net	—	(4)
Net cash used in investing activities from continuing operations	(401)	(201)
Net cash provided by investing activities from discontinued operations	—	—
Net cash used in investing activities	(401)	(201)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	294	412
Proceeds from borrowings on revolving credit facility	655	431
Proceeds from equipment financing capital lease	15	47
Proceeds from borrowings on project debt	59	63
Proceeds from Dublin Convertible Preferred	85	—
Proceeds from settlement of Note Hedge	—	83
Payments related to Cash Conversion Option	—	(83)
Principal payments on long-term debt	(196)	(557)
Payments of borrowings on revolving credit facility	(509)	(361)
Payment of equipment financing capital lease	(3)	—
Principal payments on project debt	(63)	(33)
Payment of deferred financing costs	(8)	(36)
Cash dividends paid to stockholders	(100)	(69)
Change in restricted funds held in trust	2	(57)
Other, net	—	(7)
Net cash provided by (used in) financing activities from continuing operations	231	(167)
Net cash used in financing activities from discontinued operations	—	(2)
Net cash provided by (used in) financing activities	231	(169)
Effect of exchange rate changes on cash and cash equivalents	(4)	(3)
Net decrease in cash and cash equivalents	(20)	(108)
Cash and cash equivalents at beginning of period	91	200
Cash and cash equivalents at end of period	71	92
Less: Cash and cash equivalents of assets held for sale at end of period	2	12
Cash and cash equivalents of continuing operations at end of period	$69	$80

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 4
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited, in millions)
Net Income (Loss) Attributable to Covanta Holding Corporation	$34	$7	$(9)	$3

Operating loss related to insurance subsidiaries	—	—	—	1

Depreciation and amortization expense	50	51	148	157

Debt service:
Net interest expense on project debt	3	3	10	8
Interest expense	31	30	92	92
Non-cash convertible debt related expense	—	—	—	13
Subtotal debt service	34	33	102	113
Income tax expense (benefit)	11	(16)	(19)	(24)
Net write-offs (a)	—	48	24	64
Loss on extinguishment of debt	—	—	2	2
Other adjustments:
Debt service billings in excess of revenue recognized	—	(1)	1	1
Severance and reorganization costs (b)	1	3	3	6
Non-cash compensation expense (c)	4	7	15	15
Capital type expenditures at service fee operated facilities(d)	3	—	25	—
Other (e)	2	3	9	5
Subtotal other adjustments	10	12	53	27
Total adjustments	105	128	310	340
Adjusted EBITDA	$139	$135	$301	$343

(a) During the nine months ended September 30, 2015, we recorded a $24 million non-cash impairment of our biomass facility assets.
     During the three and nine months ended September 30, 2014 recorded a non-cash write-down of $14 million related to the sale of our insurance business and a $34 million non-cash impairment of our California biomass facility assets.

       During the nine months ended September 30, 2014, we recorded a $9 million and a $7 million non-cash write-off of intangible assets related to the Hudson Valley EfW facility and the Abington transfer station, respectively. These intangible assets were related to contracts we assumed upon acquisition of these entities in 2009.

(b) The nine months ended September 30, 2015 includes $2 million of costs incurred in connection with separation agreements related to the departure of two executive officers.
(c) The nine months ended September 30, 2015 includes $4 million of costs incurred in connection with separation agreements related to the departure of two executive officers.
(d) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements in order to provide comparability to prior period results. These type of expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015.

(e) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$123	$121	$154	$264
Debt service	34	33	102	113
Change in working capital	(20)	(9)	16	(1)
Change in restricted funds held in trust	(15)	(13)	(14)	(14)
Non-cash convertible debt related expense	—	—	—	(13)
Equity in net income from unconsolidated investments	5	2	11	5
Dividends from unconsolidated investments	(2)	—	(3)	(10)
Current tax provision	11	(2)	3	(7)
Capital type expenditures at service fee operated facilities (a)	3	—	25	—
Other	—	3	7	6
Sub-total	(18)	(19)	45	(34)
Adjusted EBITDA	$139	$135	$301	$343

(a) For additional information, see Exhibit 4 - Note (d) of this Press Release.

Covanta Holding Corporation	Exhibit 6
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2015
	2015	2014	2015	2014
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$123	$121	$154	$264	$215 - $265
Less: Maintenance capital expenditures (a)	(16)	(17)	(71)	(78)	(85) - (95)
Free Cash Flow	$107	$104	$83	$186	$130 - $170

Weighted Average Diluted Shares Outstanding	134	131	132	131

Uses of Free Cash Flow
Investments:
Growth investments (b)	$(78)	$(50)	$(266)	$(104)
Change in restricted funds held in trust for project development	(53)	(20)	(64)	(20)
Other investing activities, net (c)	—	—	—	1
Total investments	$(131)	$(70)	$(330)	$(123)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(34)	$(24)	$(100)	$(69)

Capital raising activities:
Net proceeds from issuance of corporate debt (d)	$96	$12	$98	$405
Net proceeds from issuance of project debt (e)	—	—	15	—
Net proceeds from Dublin Convertible Preferred	40	—	85	—
Proceeds from equipment financing capital leases(f)	—	47	15	47
Other financing activities, net	(5)	(12)	—	(7)
Net proceeds from capital raising activities	$131	$47	$213	$445

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$—	$(1)	$(1)	$(462)
Payments related to Cash Conversion Option (g)	—	—	—	(83)
Proceeds from the settlement of Note Hedge (g)	—	—	—	83
Net cash used for scheduled principal payments on project debt (h)	(9)	(10)	(19)	(27)
Voluntary prepayment of corporate debt	—	—	—	(95)
Payment of equipment financing capital lease (f)	—	—	(3)	—
Deferred financing costs	(3)	(26)	(5)	(29)
Total debt repayments	$(12)	$(37)	$(28)	$(613)
Borrowing activities - Revolving credit facility, net	$(60)	$(100)	$146	$70
Effect of exchange rate changes on cash and cash equivalents	$(1)	$(2)	$(4)	$(3)
Net change in cash and cash equivalents	$—	$(82)	$(20)	$(107)

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Maintenance capital expenditures	$(16)	$(17)	$(71)	$(78)
Capital expenditures associated with organic growth initiatives	(9)	(7)	(27)	(17)
Capital expenditures associated with the New York City contract	(9)	(7)	(28)	(45)
Capital expenditures associated with Essex County EfW emissions control system	(5)	(6)	(18)	(12)
Capital expenditures associated with construction of Dublin EfW facility	(33)	—	(123)	—
Total capital expenditures associated with growth investments	(56)	(20)	(196)	(74)
Total purchases of property, plant and equipment	$(72)	$(37)	$(267)	$(152)

(b) Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.

Capital expenditures associated with growth investments	$(56)	$(20)	$(196)	$(74)
Other organic growth investments	—	(1)	—	(1)
Investments in connection with the Dublin EfW facility, net of capital expenditures	—	(16)	—	(16)
Acquisition of business, net of cash acquired	(22)	(13)	(70)	(13)
Total growth investments	$(78)	$(50)	$(266)	$(104)

(c) Other investing activities include changes in restricted funds held in trust for project development and net payments from the purchase/sale of investment securities.

(d) Excludes borrowings under Revolving Credit Facility. Calculated as follows:
Proceeds from borrowings on long-term debt	$129	$12	$294	$412
Refinanced long-term debt	(33)	—	(195)	—
Less: Financing costs related to issuance of long-term debt	—	—	(1)	(7)
Net proceeds from issuance of corporate debt	$96	$12	$98	$405

(e) Calculated as follows:
Proceeds from borrowings on project debt	$—	$63	$59	$63
Refinanced project debt	—	—	(42)	—
Less: Funding into escrow	$—	$(63)	$—	$(63)
Less: Financing costs related to the issuance of project debt	—	—	(2)	—
Net proceeds from issuance of project debt	$—	$—	$15	$—

(f) During the nine months ended September 30, 2015 and 2014, we financed $15 million and $47 million for equipment related to our New York City contract.

(g) The $460 million of 3.25% Cash Convertible Senior Notes matured on June 1, 2014. Upon maturity, we were required to pay $83 million to satisfy the obligation under the Cash Conversion Option in addition to the principal amount of the 3.25% Notes. We cash-settled the Note Hedge for $83 million effectively offsetting our liability under the Cash Conversion Option.

(h) Calculated as follows:

Total scheduled principal payments on project debt	$(6)	$(15)	$(21)	$(33)
Decrease in related restricted funds held in trust	(3)	5	2	6
Net cash used for principal payments on project debt	$(9)	$(10)	$(19)	$(27)

Covanta Holding Corporation	Exhibit 7
Reconciliation of Diluted Earnings (Loss) Per Share to Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)
Diluted Earnings (Loss) Per Share	$0.25	$0.05	$(0.07)	$0.02
Reconciling Items (a)	(0.03)	0.21	0.11	0.31
Adjusted EPS	$0.22	$0.26	$0.04	$0.33

(a) For details related to the Reconciling Items, see Exhibit 7A of this Press Release.

Covanta Holding Corporation	Exhibit 7A
Reconciling Items

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Operating loss related to insurance subsidiaries	$—	$—	$—	$1
Net write-offs (a)	—	48	24	64
Severance and reorganization costs (b)	1	3	7	6
Loss on extinguishment of debt	—	—	2	2
Effect on income of derivative instruments not designated as hedging instruments	(3)	—	(3)	—
Effect of foreign exchange loss on indebtedness	1	—	2	—
Other	—	1	—	1
Total Reconciling Items, pre-tax	(1)	52	32	74
Pro forma income tax impact	(4)	(23)	(18)	(34)
Grantor trust activity	1	—	1	—
Total Reconciling Items, net of tax	$(4)	$29	$15	$40
Diluted Earnings Per Share Impact	$(0.03)	$0.21	$0.11	$0.31
Weighted Average Diluted Shares Outstanding	134	131	132	131

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.
(b) The nine months ended September 30, 2015 includes $6 million of costs incurred in connection with separation agreements related to the departure of two executive officers of which $4 million relates to non-cash compensation.

Covanta Holding Corporation					Exhibit 8A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)
	Three Months Ended September 30, 2015
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$230	$30	$260	$1	$261
Debt service	4	—	4	—	4
Other revenue	2	16	18	—	18
Total waste and service	236	46	282	1	283
Recycled metals:
Ferrous	8	2	10	—	10
Non-ferrous	6	—	6	—	6
Total recycled metals	14	2	16	—	16
Energy:
Energy sales	76	7	83	10	93
Capacity	10	5	15	—	15
Total energy revenue	86	12	98	10	108
Other revenue	—	15	15	—	15
Total revenue	$336	$75	$411	$11	$422

Operating expense:
Plant operating expense:
Plant maintenance	$43	$3	$46	$—	$46
Other plant operating expense	151	54	205	9	214
Total plant operating expense	194	57	251	9	260
Other operating expense	1	17	18	—	18
General and administrative	—	19	19	1	20
Depreciation and amortization	43	9	52	(2)	50
Net interest expense on project debt	2	—	2	1	3
Total operating expense	$240	$102	$342	$9	$351

Operating Income (Loss)	$96	$(27)	$69	$2	$71

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 8B
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended September 30, 2014
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$228	$15	$243	$—	$243
Debt service	5	—	5	—	5
Other revenue	—	4	4	—	4
Total waste and service	233	19	252	—	252
Recycled metals:
Ferrous	18	—	18	—	18
Non-ferrous	8	—	8	—	8
Total recycled metals	26	—	26	—	26
Energy:
Energy sales	80	15	95	10	105
Capacity	9	6	15	—	15
Total energy revenue	89	21	110	10	120
Other revenue	—	15	15	1	16
Total revenue	$348	$55	$403	$11	$414

Operating expense:
Plant operating expense:
Plant maintenance	$41	$5	$46	$—	$46
Other plant operating expense	147	47	194	8	202
Total plant operating expense	188	52	240	8	248
Other operating expense	—	18	18	1	19
General and administrative	—	24	24	2	26
Depreciation and amortization	45	6	51	—	51
Net interest expense on project debt	2	—	2	1	3
Net write-offs	—	34	34	14	48
Total operating expense	$235	$134	$369	$26	$395

Operating Income (Loss)	$113	$(79)	$34	$(15)	$19

Plus: Net write-offs	—	34	34	14	48
Operating Income (Loss) excluding Net write-offs:	$113	$(45)	$68	$(1)	$67

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

North America EfW											Exhibit 9
Revenue and Operating Income Changes - Q3 2014 to Q3 2015
(Unaudited, $ in millions)

		Same Store (a)						Contract Transitions(b)
	Q3 2014	Price	%	Volume	%	Total	%	Waste	PPA	Transactions(c)	Total Changes	Q3 2015
Waste and service:

Waste processing	$228	$6	2.7%	$(2)	-0.9%	$4	1.7%	$(4)	$—	$2	$2	$230
Debt service	5					—		(2)	—	—	(1)	4
Other revenue	—					2		—	—	—	2	2
Total waste and service	233					6	2.7%	(5)	—	2	3	236

Recycled metals:

Ferrous	18	(10)	-55.1%	—	0.1%	(10)	-55.0%	—	—	—	(10)	8
Non-ferrous	8	(2)	-27.5%	—	5.6%	(2)	-21.9%	—	—	—	(2)	6
Total recycled metals	26	(12)	-46.8%	—	1.7%	(11)	-45.1%	—	—	—	(12)	14

Energy:

Energy sales	80	(4)	-5.2%	(1)	-0.7%	(5)	-6.0%	2	(1)	—	(4)	76
Capacity	9					—	-3.6%	—	—	1	1	10
Total energy revenue	89					(5)	-5.7%	2	—	1	(3)	86
Total revenues	$348					$(10)	-2.9%	$(3)	$—	$3	$(12)	$336

Operating expense:

Plant operating expense:

Plant maintenance	$41					$1	1.6%	$—	$—	$1	$2	$43
Other plant operating expense	147					3	2.0%	1	—	—	4	151
Total plant operating expense	188					4	1.9%	1	—	1	6	194
Other operating expense	—					1		—	—	—	1	1
General and administrative	—					—		—	—	—	—	—
Depreciation and amortization	45					(3)		—	—	—	(2)	43
Net interest expense on project debt	2					—		—	—	—	—	2
Total operating expense	$235					$2		$1	$—	$1	$5	$240

Operating Income (Loss)	$113					$(12)		$(4)	$—	$2	$(17)	$96

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.

Note: Excludes Net write-offs
Note: Certain amounts may not total due to rounding

North America		Exhibit 10
Operating Metrics (Unaudited)

	Three Months Ended September 30,
	2015	2014
EfW Waste

Tons: (in millions)
Contracted	4.4	4.2
Uncontracted	0.5	0.6
Total Tons	4.9	4.8

Revenue per Ton:
Contracted	$44.57	$45.84
Uncontracted	$69.21	$59.52
Average Revenue per Ton	$47.01	$47.61

EfW Energy
Energy Sales: (MWh in millions)
Contracted	0.8	0.8
Hedged	0.3	0.3
Market	0.4	0.3
Total Energy Sales	1.5	1.5

Market Sales by Geography:
PJM East	0.1	0.1
NEPOOL	0.1	0.1
NYISO	—	—
Other	0.1	0.1

Revenue per MWh (excludes capacity):
Contracted	$63.69	$64.94
Hedged	$44.05	$42.49
Market	$30.86	$40.33
Average Revenue per MWh	$50.78	$54.54

Metals
Tons Sold: (in thousands)
Ferrous	90	92
Non-Ferrous	9	8

Revenue per Ton:
Ferrous	$113	$204
Non-Ferrous	$716	$984

EfW Plant Operating Expense ($ in millions)
Plant Operating Expense - Gross	$211	$204
Less: Client Pass-Through Costs	(14)	(12)
Less: REC Sales - Contra Expense	(3)	(3)
Plant Operating Expense - Reported	$194	$188

Client Pass-Throughs as % of Gross Costs	6.5%	6.0%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted income per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of June 30, 2015 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of September 30, 2015, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis, less the results of operations of our insurance subsidiaries.

Under the credit facilities as of September 30, 2015, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of September 30, 2015. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.

These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
- maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

- minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014, reconciled for each such period to net income and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP.

Our projected full year 2015 Adjusted EBITDA is not based on GAAP net income/loss from continuing operations and is anticipated to be adjusted to exclude the effects of events or circumstances in 2015 that are not representative or indicative of our results of operations. Projected GAAP net income/loss from continuing operations for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of full year 2015 projected net income/loss from continuing operations to an Adjusted EBITDA projection.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and nine months ended September 30, 2015 and 2014, reconciled for each such period to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP.

Adjusted EPS

Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and nine months ended September 30, 2015 and 2014, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2014 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.